Exhibit 21.1

LSC Communications, Inc.

Subsidiaries as of February 22, 2018

Entity Name	Entity Type	Domestic Jurisdiction
American Pad and Paper de Mexico S. de R.L. de C.V.	Limited Liability Company	Mexico
Cardinal Brands Fabricacion S. de R.L. de C.V.	Limited Liability Company	Tamaulipas
Clark Distribution Systems, Inc.	Corporation	Delaware
Clark Group, Inc., The	Corporation	Delaware
Clark Holdings Inc.	Corporation	Delaware
Clark Worldwide Transportation, Inc.	Corporation	Pennsylvania
Continuum Management Company, LLC	Limited Liability Company	Delaware
Courier Communications LLC	Limited Liability Company	Massachusetts
Courier Companies, Inc.	Corporation	Massachusetts
Courier Kendallville, Inc.	Corporation	Indiana
Courier New Media, Inc.	Corporation	Massachusetts
Courier Properties, Inc.	Corporation	Massachusetts
Courier Publishing, Inc.	Corporation	Massachusetts
Creel Printing, LLC	Limited Liability Company	Delaware
Dover Publications, Inc.	Corporation	New York
F.T.C. Services, Inc.	Corporation	Illinois
F.T.C. Transport, Inc.	Corporation	Illinois
Fairrington, LLC	Limited Liability Company	Delaware
LibreDigital, Inc.	Corporation	Delaware
LSC Communications Almacen, S. de R.L. de C.V.	Limited Liability Company	Mexico
LSC Communications Canada Corporation	Unlimited Company	Nova Scotia
LSC Communications Canada Holdings ULC	Unlimited Company	Nova Scotia
LSC Communications Deutschland GmbH	Limited Liability Company	Frankfurt/Main
LSC Communications Europe Sp z.o.o.	Corporation	Poland
LSC Communications Holdings B.V.	Private Limited Liability Company	Netherlands
LSC Communications LLC [Russia]	Limited Liability Company	Moscow
LSC Communications MM LLC	Limited Liability Company	Delaware
LSC Communications Netherlands B.V.	Private Limited Liability Company	Netherlands
LSC Communications Pendaflex Mexico, S. de R.L. de C.V.	Limited Liability Company	Mexico
LSC Communications Poland Sp zoo	Corporation	Poland
LSC Communications Printing Company	Corporation	Delaware
LSC Communications sp. z o.o.	Limited Liability Company	Poland
LSC Communications UK Limited	Limited Liability Company	England and Wales
LSC Communications US, LLC	Limited Liability Company	Delaware
LSC International Holdings, Inc.	Corporation	Delaware
LSC Pendaflex de Reynosa, S. de R.L. de C.V.	Limited Liability Company	Mexico
Moore-Langen Printing Company, Inc.	Corporation	Indiana
National Publishing Company	Corporation	Pennsylvania
Print LSC Communications, S. de R.L. de C.V.	Limited Liability Company	Mexico
Print LSC Mexico S. de R.L. de C.V.	Limited Liability Company	Mexico
Print LSC Operaciones, S. de R.L. de C.V.	Limited Liability Company	Mexico
Publishers Press, LLC	Limited Liability Company	Delaware
Quality Park, LLC	Limited Liability Company	Delaware
Research & Education Association, Inc.	Corporation	Delaware
TOPS SLT Holdings S. de R.L. de C.V.	Limited Liability Company	Mexico